UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017 (May 31, 2017)

J. ALEXANDER’S HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-37473	47-1608715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300,

Nashville, Tennessee 37203

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 269-1900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 31, 2017, J. Alexander’s Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). As of March 28, 2017, the record date for the Annual Meeting, there were 14,695,176 shares of common stock outstanding. A quorum of 11,998,208 shares of common stock was present or represented by proxy at the Annual Meeting.

The matters submitted to a vote of shareholders at the Annual Meeting and a tabulation of the voting results with respect to each matter were as follows:

(1)	Election of Directors:

	For	Withheld

Frank R. Martire	8,275,234	1,459,291

Raymond R. Quirk	8,075,189	1,659,336

There were 2,263,683 broker non-votes for each nominee.

(2)	Approval of the 162(m)-related provisions of the J. Alexander’s Holdings, Inc. 2015 Equity Incentive Plan, as amended:

For	Against	Abstain

9,617,526	111,508	5,491

There were 2,263,683 broker non-votes on this proposal.

(3)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2017:

For	Against	Abstain

11,911,527	84,518	2,163

There were no broker non-votes on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Holdings, Inc.

Date: June 1, 2017	By:	/s/ Mark A. Parkey
Mark A. Parkey
Chief Financial Officer & Executive Vice President

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